Exhibit 4.7

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Execution Version

INTERIM PRODUCT SUPPLY AGREEMENT

This Interim Product Supply Agreement (the “Agreement”) is made as of February 28th, 2022 (“Agreement Date”) by and between, on the one hand, Legend Biotech USA, Inc., a Delaware corporation (“Legend”) and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“JPI” and, together with Legend, the “Parties”).

Reference is made to the Collaboration and License Agreement effective as of December 21, 2017 by and among Legend Biotech USA, Inc., Legend Biotech Ireland Limited, an Irish entity and Janssen Biotech, Inc., a Pennsylvania corporation (the “Collaboration Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Collaboration Agreement.

At a future date, the Parties intend for [***] in accordance with the Collaboration Agreement, and the Parties are currently negotiating a product supply agreement under which [***] (the “Final Product Supply Agreement”). For clarity, the terms of the Final Product Supply Agreement may vary with the terms set forth herein, and neither Party intends for its agreement to the terms set forth herein to be construed as an agreement to include such terms in the Final Product Supply Agreement. The Parties acknowledge and agree that the Interim Product Supply Agreement shall not constitute the Product Supply Agreement (as defined in the Collaboration Agreement) for the purposes set forth in Section 6.2.3(c) of the Collaboration Agreement.

On or about the date hereof, the Parties have amended the Collaboration Agreement to amend the date set forth in Section 6.2.3(c) of the Collaboration Agreement by which the Parties must enter into such Product Supply Agreement.

On an interim basis prior to [***], the Parties desire for Legend to assume responsibility for Production as set forth herein, to sell the Product to JPI, and to [***].

On an interim basis, the Parties desire to ensure the quality of the Product in accordance with mutually agreed quality standards (the “Quality Standards”).

On an interim basis, while Legend is responsible for Production but has not yet [***], the Parties desire for JPI to be engaged to provide certain manufacturing services for the Product as described herein.

From and after the Agreement Date, the Parties desire for JPI to purchase its requirements of Product for clinical and commercial use in the U.S. and Janssen Territory under, on and subject to the terms and conditions set out in the Agreement and pursuant to the terms of the Collaboration Agreement.

Now, therefore, the Parties agree as follows:

1.	DEFINITIONS

As used in the Agreement, the following words and phrases have the following meanings:

“Components” means all materials other than Lentivirus and Unprocessed Cells used in the production of Product under this Agreement.  Certain components listed in Exhibit A (the “JPI Supplied Components”), and the Non-Inventoriable Components (unless otherwise agreed by the Parties), will be supplied by JPI or its Affiliates. Legend is responsible for procuring all Components other than the JPI Supplied Components and Non-Inventoriable Components (the “Legend Supplied Components”). “Non-Inventoriable Components” means those materials used in the production of Product under this Agreement which are not entered into an inventory management system under the applicable Party’s normal course of business.

“Clinical Supply Costs” means costs incurred in accordance with the GDP to Manufacture and supply Product. For such purposes, Clinical Supply Costs shall be calculated in the same manner as COGS (i.e., as if COGS were applicable to the manufacture of clinical materials).

“Commercial Supply Costs” means Legend’s Cost of Goods Sold plus [***].

“Cost of Goods Sold” or “COGS” means a Party’s reasonable and necessary internal and out of pocket costs incurred in manufacturing or acquisition of product, determined in accordance with Party’s standard cost accounting policies that are in accordance with U.S. generally accepted accounting principles and consistently applied across Party’s manufacturing network to other products that the Party manufactures.  “COGS” are comprised of Standard Cost of Goods Manufactured starting from [***] through [***], Cost Variances, and Other Costs Not Included in Standard, where:

“Standard Cost of Goods Manufactured” are budgeted unit costs established to facilitate inventory evaluation, planning and budgetary control, including but not limited to [***];

“Cost Variances” are actual costs of manufacturing versus Standard Cost of Goods Manufactured and include [***]; and

“Other Costs Not Included in Standard” are actual costs of manufacturing which are incurred in the normal course of business but are not included in the Standard Cost of Goods Manufactured including but not limited to [***].

“Cost of Manufacturing Services” means JPI’s reasonable cost for providing manufacturing services hereunder, which will equal the sum of (a) the cost of facility and fixtures used in the manufacturing process, which is deemed to be [***] per month for purposes of this Agreement, (b) the FTE Cost (as defined under the Collaboration Agreement) of JPI personnel involved in providing the manufacturing services, (c) the Non-Inventoriable Components Supply Cost, and (d) an estimate for overhead and other recurring costs or expenses not otherwise covered in categories (a) through (c).

“Facility” shall mean the Raritan Facility (as defined in the Collaboration Agreement).

“JPI Supplied Components Supply Price” means JPI’s Cost of Goods Sold incurred in accordance with the Manufacturing Plan in the procurement, processing, and shipping of the JPI Supplied Components to the Facility, plus [***].

“Lentivirus” means lentivirus used in Production.

“Lentivirus Supply Price” means JPI’s Cost of Goods Sold incurred in accordance with the Manufacturing Plan in [***] Lentivirus plus [***].

“Non-Inventoriable Components Supply Price” means JPI’s Cost of Goods Sold incurred in accordance with the Manufacturing Plan in the procurement, processing, and shipping of the Non-Inventoriable Components to the Facility, plus [***].

“Produce”, “Produced” or “Production” means the processing and testing of Unprocessed Cells to create the Product as described in Exhibit B (or otherwise provided by the JMC or the Manufacturing Plan (as defined in the Collaboration Agreement) from time to time), as well as all necessary or ancillary activities occurring at the same site.

“Purchase Order” means written orders from JPI, or one of its Affiliates, to LEGEND for the purchase of Product. A Purchase Order may specify any number of Batches.

“Unprocessed Cells” means [***].

“Unprocessed Cells Supply Price” means JPI’s Cost of Goods Sold incurred in accordance with the Manufacturing Plan in the collection, testing and shipping of the unprocessed cells from a patient to the Facility plus [***].

2.	PURCHASE AND SUPPLY OF CLINICAL AND COMMERCIAL PRODUCT
2.1

Agreement to Purchase and Supply.  From and after the Agreement Date of the Agreement until the end of the Term (as defined in Section 6 below) and subject to the terms and conditions of the Agreement, JPI shall purchase from Legend and Legend shall Produce and supply to JPI, its requirements for Products, in accordance with the Agreement for use in the U.S. or Janssen Territory (as defined in the Collaboration Agreement) only. Legend’s obligation to supply an order will be discharged, and JPI’s obligation to purchase an order will take effect, in each case upon release of the order in accordance with the Quality Standards.

2.2

Appointment of JPI. Legend hereby engages JPI to provide certain manufacturing services to assist Legend in the Production of the Products that Legend is obligated to supply under Section 2.1.  JPI shall provide such services as ordered by Legend pursuant to this Agreement and shall only Produce Product on behalf of Legend to fulfill Legend’s Product supply obligations under this Agreement.

2.3

Lentivirus, Unprocessed Cells, and JPI Supplied Components Delivery.  From and after the Agreement Date of the Agreement until the end of the Term and subject to the terms and conditions of the Agreement, Legend shall purchase from JPI and JPI shall sell and deliver to Legend the Unprocessed Cells, JPI Supplied Components, and Lentivirus (collectively, the “JPI Supplied Inputs”) needed for Production of Product supplied to JPI under this Agreement. Upon purchase by Legend of such JPI Supplied Inputs, JPI shall store such JPI Supplied Inputs in the Facility for Legend, and Legend shall direct JPI to use such JPI Supplied Inputs, solely for manufacturing Product to be supplied under this Agreement. The Parties acknowledge that Legend holds title to the JPI Supplied Inputs stored at the Facility. As between the Parties, Legend shall bear all risk of loss for such stored JPI Supplied Inputs and shall procure commercially reasonable insurance with respect to such JPI Supplied Inputs. Legend shall not use Lentivirus, Unprocessed Cells, or JPI Supplied Components supplied by any source other than JPI or its Affiliates for Production of Product supplied to JPI under this Agreement.

2.4

Purchase of Legend Supplied Components. Upon and following the Agreement Date, Legend will purchase, at Legend’s expense (but, for clarity, included in COGS as used in the definition of Commercial Supply Costs and Clinical Supply Costs, as applicable), all Legend Supplied Components required for Production under this Agreement. Upon such purchase, JPI shall store such Legend Supplied Components in the Facility for Legend, and

Legend shall direct JPI to use such Legend Supplied Components, solely for the manufacture of Products to be supplied under this Agreement. The Parties acknowledge that Legend holds title to the Legend Supplied Components stored at the Facility. As between the Parties, Legend shall bear all risk of loss for such stored Legend Supplied Components and shall procure commercially reasonable insurance with respect to such Legend Supplied Components.

2.5

Safety Stock.  All documented Out-of-Pocket Costs, FTE Costs and fully absorbed overhead required for the acquisition, storage and maintenance of safety stock and any related destruction costs if such safety stock becomes obsolete or otherwise unusable despite Legend’s Diligent Efforts to use such safety stock shall be included in Clinical Supply Costs or Commercial Supply Costs, as applicable.

3.	FORECASTS, ORDERS, AND CAPACITY
3.1.

Rolling Forecast.  Following the Agreement Date, during each calendar month of the Term, JPI shall provide to Legend a good faith rolling [***]projection of its requirements for Product, which shall be consistent with the U.S. Commercialization Plan, Janssen Territory Commercialization Plan and Manufacturing Plan (“Rolling Forecast”). In the event that JPI fails to provide a Rolling Forecast as provided in this Section, Legend may, in its discretion, rely on the most recent Rolling Forecast previously submitted by JPI in lieu of such forecast.

3.2.	Purchase Orders.
3.2.1.	After providing the Rolling Forecast, JPI shall issue Purchase Orders to Legend covering each scheduled Batch.
3.2.2.	Legend shall issue purchase orders to JPI to purchase JPI Supplied Inputs as necessary for Production.
3.3.

Purchase Order Terms.  Each purchase order issued in connection with this Agreement, or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such purchase order or acknowledgment shall be applicable, except those specifying goods ordered and delivery date.

4.	PRICE
4.1

Allowable Expenses. The Commercial Supply Costs and Clinical Supply Costs of Product produced and supplied to JPI under this Agreement shall be shared as Allowable Expenses and Development Costs (each as defined in the Collaboration Agreement), respectively, in accordance with, and to the extent set forth in, the Collaboration Agreement.  Notwithstanding Section 7.3.4(a) of the Collaboration Agreement, Clinical Supply Costs incurred in accordance with this Agreement shall be shared as Development Costs even if such Clinical Supply Costs are in excess of the amounts allocated for such Calendar Year-to-date period in the Development Budget (as defined in the Collaboration Agreement).

4.2	Commercial Product.
4.2.1	Commercial Supply Cost. The price to be paid by JPI for Product is equal to the Commercial Supply Cost for such Product.
4.2.2

Financial Reconciliation. Legend will provide to JPI any variances to the updated commercial supply cost provided by Legend prior to the beginning of the then-current calendar year to ensure a true-up to the actual Commercial Supply Costs. Legend and JPI finance representatives shall meet at a minimum [***] to review such variances. Any such variances are being shared equally (in the aggregate) by the Parties. Any adjustments that are disputed by either Legend or JPI shall be escalated to the Finance Working Group and resolution by JSC.

4.3	Clinical Product.
4.3.1	Clinical Supply Cost. The price to be paid by JPI for Product is equal to the Clinical Supply Cost for such Product.
4.3.2

Financial Reconciliation: Legend will provide to JPI any variances to the updated clinical supply cost provided by Legend prior to the beginning of the then-current calendar year to ensure a true-up to the actual Clinical Supply Costs. Legend and JPI finance representatives shall meet at a minimum [***] to review such variances. Any such variances shall be shared equally (in the aggregate) by the Parties regardless of whether they are in excess of [***] of the budget for Legend’s Development Costs. Any adjustments that are disputed by either Legend or JPI shall be escalated to the Finance Working Group and resolution by JSC.

4.4	Unprocessed Cells Supply Cost. The price to be paid by Legend for Unprocessed Cells is the defined Unprocessed Cells Supply Price.

4.5	Lentivirus Supply Cost. The price to be paid by Legend for Lentivirus is the defined Lentivirus Supply Price.
4.6	JPI Supplied Components Supply Cost. The price to be paid by Legend for JPI Supplied Components is the defined JPI Supplied Components Price.
4.7	Cost of Manufacturing Services. The price to be paid by Legend for manufacturing services provided by JPI hereunder is the defined Cost of Manufacturing Services.
5.	INVOICING
5.1.

Payment Terms.  JPI shall pay Legend the Clinical Supply Cost and Commercial Supply Cost for Product within [***] after receipt of an invoice. Legend shall pay JPI (a) the Lentivirus Supply Cost, the Unprocessed Cell Supply Cost, and the JPI Supplied Components Supply Cost (as applicable) for JPI Supplied Inputs within [***] after receipt of an invoice and (b) the Cost of Manufacturing Services within [***] after receipt of an invoice.

5.2.

Acceptance of Product. If Product does not conform to the Product Requirements, JPI and Legend shall discuss in good faith and agree upon the disposition or use of the Product. JPI may decide to remanufacture any non-conforming batches. All costs of Production of non-conforming Product will be treated as Development Costs or Allowable Expenses.

6.	TERM

This Agreement is effective as of the Agreement Date and will continue in effect until the earlier of (a) the forty-fifth (45th) day after marketing authorization for the Product is granted by the European Medicines Agency and (b) the date to be determined by the JMC (the “Term”).  In the event the Collaboration Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall automatically terminate.

7.	MISCELLANEOUS
7.1.

Each Party shall comply, and shall cause its personnel, including its personnel at the Facility, to comply with applicable Law pertaining to privacy and data security and the privacy and data safeguard policies and procedures set forth in Exhibit C and Exhibit D, respectively, to the extent that either Party receives Personal Information (as that term is defined in Exhibit C of this Agreement) of a data subject in the performance of this Agreement (“Manufacturing Personal Information”), except that [***]. Legend will comply with the policies and procedures set forth in Exhibit F by June 30th, 2022. The foregoing will not be construed to waive either Party’s rights under Section 3.5 of the Collaboration Agreement.
7.2.	Legend will not process Manufacturing Personal Information for any purpose other than Production; provided, however, that [***].
7.3.

Without limiting the remedies available under Section 6.2.3(c)(ii)(6) of the Collaboration Agreement, so long as the Party responsible for supply of Product or other materials under this Agreement uses Diligent Efforts to effect such supply, such Party shall not be liable to the other Party for monetary damages as a result of a shortage of supply or non-conformity of such Product or materials in accordance with this Agreement; provided that the limitation in this Section shall not apply with respect to a shortage or non-conformity caused by the gross negligence, intentional misconduct or violation of applicable Law by the responsible Party.

7.4.

The Parties acknowledge and agree that: (a) for the purposes of Article III and Article VIII of the Collaboration Agreement, activities under this Agreement shall be deemed Manufacturing activities under the Collaboration Agreement as referenced in Section 8.1 of the Collaboration Agreement, (b) disclosures of information under this Agreement shall be deemed disclosures of information under the Collaboration Agreement for purposes of Article IX of the Collaboration Agreement and (c) any dispute that arises out of or in relation to or in connection with this Agreement is a dispute that “relates to” the Collaboration Agreement as addressed in Section 13.1(i) of the Collaboration Agreement and the other applicable terms of Article XIII thereof.

7.5.

Notwithstanding anything to the contrary in the Collaboration Agreement or any other agreement among the Parties or any of their respective Affiliates, from and after the Agreement Date: (a) with respect to the quantities of JPI Supplied Components supplied by [***] (collectively, “[***]”) that Legend receives from JPI under this Agreement, as identified in Exhibit A (the “[***]Components”), Legend shall not [***].  For clarity, the foregoing shall not (i) apply [***] nor (ii) prevent or restrict Legend from [***]. If requested by JPI, Legend shall provide JPI with separate written confirmation that the foregoing requirements have been met by Legend. To the extent Legend is not able to reasonably perform an obligation under the Collaboration Agreement or other agreement among the Parties or any of their respective Affiliates due to the foregoing restrictions, Legend is relieved from such obligation under the Collaboration Agreement and such other agreements. [***].

7.6.

Sections 14.1, 14.3, 14.6, 14.7, 14.9 (except the reference to Section 7.8.1), 14.10, 14.11, 14.12, 14.13, and 14.14 and the first two sentences of Section 14.5 of the Collaboration Agreement and all definitions used therein are hereby incorporated herein and made a part hereof, mutatis mutandis. For clarity, this Agreement shall not be assignable to a Third Party by either Party without the written consent of the other Party unless such Third Party is also the assignee of the Collaboration Agreement. All additions or modifications to this Agreement must be made in writing and must be signed by authorized representatives of both Parties, provided that if the Parties cannot agree on any amendment proposed by either Party, such matter shall be referred to the JMC for resolution in accordance with the terms of the Collaboration Agreement.  If any term of this Agreement is found to be invalid or unenforceable, the remaining provisions will remain effective. Electronic signatures are sufficient to authenticate this writing and confirm the Parties’ binding agreement hereto. For the foregoing purposes, “electronic signature” may refer to sharing a scanned digital copy of the wet-ink signature of a Party’s authorized representative or the adoption of this Agreement by a Party’s authorized representative by means of a process developed by an electronic signature service (such as DocuSign).

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Parties have caused this Interim Product Supply Agreement to be signed by their duly authorized representatives as of the Agreement Date written above.

LEGEND BIOTECH USA INC.	JANSSEN PHARMACEUTICALS, INC.

By:		By:

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Date:		Date:	March 1, 2022

EXHIBIT A

List of JPI Supplied Components

[***]

EXHIBIT B

Product and Production Description

“Product” description:

Ciltacabtagene autoleucel is a genetically modified autologous T-cell immunotherapy that binds to B-cell maturation antigen (BCMA). The genetically engineered chimeric antigen receptor (CAR) identifies and kills cells that express BCMA for the treatment of multiple myeloma. The manufacturing of each DP batch is initiated with [***] from a single patient and resultant DP can only be administered back to the same patient. “Product” for purposes of this Agreement is [***] ready and suitable for administration back to the patient.

“Production” description: [***]

EXHIBIT C

Protection of Personal Information

[***]

ATTACHMENT 1

EU STANDARD CONTRACTUAL CLAUSES
(CONTROLLER TO PROCESSOR)

Clause 1

Purpose and scope

SECTION II[***][***]– OBLIGATIONS OF THE PARTIES

Clause 2

Data protection safeguards

[***]

________________________

APPENDIX

ANNEX I

A. LIST OF PARTIES

[***]

EXHIBIT D

Data Safeguards

[***]

EXHIBIT E

Phase 1 Exclusions to Data Safeguards

In accordance with Section 7.1 of the Agreement, [***]

EXHIBIT F

Phase 2 Exclusions to Data Safeguards

In accordance with Section 7.1 of the Agreement, [***]

Furthermore, Legend shall [***]

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